EXHIBIT 3.2

BYLAWS
OF
UNLIMITED SKY HOLDINGS, INC.

ARTICLE I
Shareholders

The shareholders of the Corporation shall be those who appear on the books of the Corporation as holders of one or more shares of the capital stock, and the original share transfer books of the Corporation shall be prima facie evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.

ARTICLE II
Meeting of the Shareholders

Section 1. The annual meeting of the shareholders of the Corporation shall be held on the second Tuesday in January of each year at the principal office of the Corporation, or at any other place in or out of the Commonwealth of Virginia as may from time to time be fixed by the Board of Directors, or in the absence of action by the Directors, as may be fixed by the President. If the date on which the annual meeting of shareholders is to be held is a legal holiday, then such meeting shall be held at the same time on the next succeeding business day.

Section 2. A special meeting of the shareholders of the Corporation may be held at any time, at such place in or out of the Commonwealth of Virginia as shall be designated in the notice of said meeting, upon the call of the President, or by order of the Board of Directors, whenever they deem it necessary, or by call of the Secretary whenever so requested in writing signed by shareholders holding at least twenty percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting and describing the purpose or purposes for the proposed meeting.

Section 3. Written notice of the place, day and hour of any annual or special meeting of the shareholders shall be mailed to the address of, or be delivered to, each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of such meeting; provided, however, that written notice of any meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale or other disposition of all or substantially all of the property of the Corporation otherwise than in the usual and regular course of business, or the dissolution of the Corporation, shall be given not less than twenty-five (25) nor more than sixty (60) days prior to the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the original share transfer books of the Corporation. In the case of a special meeting, the notice shall include a statement of the purpose or purposes for which the meeting is called.

Section 4. To constitute a quorum at any meeting of the shareholders, annual or special, shareholders holding a majority of all the outstanding shares of stock of the Corporation entitled to vote must be present either in person or by proxy. The departure of any shareholder after a quorum is established for the meeting, as determined by the President or other presiding officer, shall not defeat the quorum or any action taken by the shareholders at the meeting after such departure. Less than a quorum may adjourn the meeting to a fixed time and place with no further notice of any adjourned meeting being required.

Section 5. A shareholder of the Corporation shall be entitled to one vote for each share of stock held by him. Such vote may be cast at a shareholders meeting either in person or by duly authorized proxy on the shareholder's behalf. Except as hereinafter provided, should a quorum exist to vote on any matter at the meeting of shareholders, action on such matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, with votes of abstention not being counted. Where the purpose of the meeting is to act on an amendment to the charter, or to consider and act on a plan of merger or share exchange, a plan to sell all or substantially all of the assets of the Corporation other than in the regular course of business, or a plan of dissolution, such action shall be approved by more than two-thirds of all the votes entitled to be cast at the meeting. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at the meeting.

Section 6. Notwithstanding any other provisions of these Bylaws, whenever notice of any meeting for any purpose is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Such waiver shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting.

Section 7. The Board of Directors shall fix in advance of a meeting a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such date not to be more than seventy (70) days preceding the date on which the particular action requiring such determination of the shareholders is to be taken.

Section 8. The officer or agent having charge of the share transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original share transfer books shall be prima facie evidence as to who is a shareholder entitled to examine such list or the transfer books or to vote at any meeting of the shareholders.

Section 9. The President shall preside over all meetings of the shareholders and the Secretary shall record the minutes thereof. If the President is not present, a Chairman shall be elected by the meeting. If the Secretary is not present, the President or other presiding officer as herein provided shall appoint an acting Secretary for purposes of the meeting to record the minutes. The presiding officer of the meeting may appoint one or more inspectors of an election to determine the qualification of voters, the validity of proxies, and the results of ballots.

Section 10. Any action which is required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each of the shareholders and delivered to the Secretary of the Corporation for inclusion in the minute book. Any action so taken shall be deemed effective as of the date on which the last shareholder executes the written consent thereto unless a specific effective date is expressly set forth therein, in which case the actions so taken shall be effective as of such date regardless of whether such date is before or after the date on which any or all of the shareholders execute such consent; provided, however, that each shareholder shall indicate the date on which he signed such consent.

ARTICLE III
Board of Directors

Section 1. The affairs and business of the Corporation shall be under the management and control of the Board of Directors, which shall be composed of not less than one (1) nor more than five (5) directors, or such other number as may be fixed from time to time by the shareholders. The Board of Directors may compensate directors for their services and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board. The shareholders shall have the authority to remove a director with or without cause by a majority of shareholders entitled to cast a vote at a special meeting called for such purpose. Directors need not be residents of Virginia or shareholders of the Corporation. Subject to any limitations contained elsewhere herein, the Board of Directors may elect, employ or appoint such officers and agents as it deems necessary.

Section 2. The directors shall be elected for a term of one (1) year at the annual meeting of the shareholders. Each director shall hold office until his death, resignation, disqualification or removal or until his successor is elected and qualified at the expiration of his term. No individual shall be named or elected as a director without his prior consent. Vacancies in the Board, whether caused by death, resignation, or otherwise, may be filled by the Board of Directors, and the persons so elected shall hold office until the next annual meeting of the shareholders, or until their successors are elected; provided, however, that nothing herein shall prevent the shareholders from filling any such vacancies existing at the time of any meeting of the shareholders, annual or special, or created at the time of such meeting by resignations accepted, or otherwise, or additional places created by an increase in the Board authorized at such meetings. The shareholders may increase the Board of Directors from time to time and may provide that the additional places shall be filled by the Board of Directors at such time as they may deem proper. Should the number of directors at any time be increased, the resulting additional places shall be considered vacancies to be filled, as above provided, by the Board of Directors or shareholders. Until any such additional places shall have been filled by the election of directors, the total number of directors of the Corporation for the purposes of determining a quorum shall be the number of directors actually elected and serving at the time of any given meeting.

Section 3. The Board of Directors shall hold its regular meetings at such time and place as shall be designated by them or in the absence of designation by the Board of Directors, at such place as shall be designated in a notice to the directors. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders for the purpose of electing officers and transacting such other business as may come before the meeting, of which no further notice need be given. A special meeting may be called at any time by any member of the Board. At least three (3) days notice of the time, place and purpose of each special meeting of the directors shall be given by the Secretary, or in his absence or inability to act, by the President, personally, or by mail, telephone or telegraph, to all directors; provided, that special meetings of the Board of Directors may be held at any time without notice if all the directors are present and no director objects to the holding of such meeting, or if a majority of the Board is present and those not present is neither the President nor Vice President during the period of such absence.

ARTICLE IV
Officers

Section 1. The officers of the Corporation shall be a President and a Secretary and such other officers and assistant officers as may be elected by the Board of Directors. Any two (2) or more offices may be held by the same person. All of the officers shall be elected by the Board of Directors for a term of one (1) year, said election to be held at the meeting of the Board of Directors conducted immediately following the annual meeting of the shareholders as provided in Article III, Section 3. Any officer may be removed by a majority vote of all the directors with or without cause. The Board of Directors shall have the power to fill any vacancy created by death, incapacity, resignation, removal, or otherwise.

ARTICLE V
President and Secretary

Section 1. The President shall be the Chief Executive Officer of the Corporation. He shall be a director and attend and preside at all meetings of the Board of Directors, exercise general supervision over the property, business and affairs of the Corporation, and do everything and discharge all duties generally pertaining to his office as the executive head of a corporation of this character, subject to the control of the Board of Directors. He may at each annual meeting of the shareholders render a general report of the Corporation's condition and business.

Section 2. The Secretary shall sign, with the President or the Vice President, if a Vice President is elected by the Board of Directors, all certificates of stock. The Secretary shall keep a book containing the names of all persons who are now, or may hereafter become, shareholders of the Corporation, showing their place of residence, the number of shares held by them respectively, and the time when they respectively became the owners of such shares. He shall keep a record of the proceedings of the meetings of the shareholders and directors of the Corporation. He shall have charge of the seal of the Corporation and shall perform such other duties as pertain to said office or as the President or Board of Directors may from time to time require.

ARTICLE VI
Vice President and Treasurer

Section 1. In the case of the absence of the President, or his inability to act, his duties shall be performed by the duly elected Vice President, if any, who in such event shall have and exercise all the above specific powers of the President. The Vice President shall perform such other duties as may be prescribed by these Bylaws, or by the Board of Directors.

In the event of the absence or inability to act of both the President and Vice President, the Board of Directors may designate some other individual to discharge the executive duties of the such manner as may be designated by the Board of Directors from time to time.

Section 2. The Treasurer, if any, shall have charge of the funds, securities of whatsoever nature, and other like property of the Corporation; he shall endorse checks, notes, and bills for deposit only as may be required for the business of the Corporation; he shall have authority to collect the funds of the Corporation, and shall deposit same in such bank or banks as the Board may designate, and the same shall not be drawn there from except by checks to be signed in the manner designated herein.

ARTICLE VII
Certificates of Stock

Section 1. Each shareholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors, signed by the President or Vice President and by the Secretary and with the corporate seal impressed thereon.

Section 2. All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

Section 3. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

ARTICLE VIII
Signatures

All checks, notes, drafts, bonds, deeds, contracts and other written obligations given by the Corporation in the course of its business shall be signed in the name of the Corporation by and in waive notice in the manner prescribed by law. A majority of the number of directors as may be fixed or prescribed pursuant to these Bylaws shall constitute a quorum at any regular or special meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Notwithstanding any other provisions of these Bylaws, whenever notice of any meeting for any purpose is required to be given to any director a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Such waiver shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. A director who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting.

Section 5. The Board of Directors, by a resolution adopted by a majority of the number of directors, may designate two (2) or more directors to constitute an executive committee. Such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except that authority expressly prohibited to an executive committee under the provisions of the Virginia Stock Corporation Act (Chapter 9 of Title 13.1 of the Code of Virginia). Other committees with limited authority may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

Section 6. Any action which is required to be, or which may be, taken at a meeting of the Board of Directors, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each of the directors and delivered to the Secretary of the Corporation for inclusion in the minute book. Any action so taken shall be deemed effective as of the date on which the last director executes the written consent thereto unless a specific effective date is expressly set forth therein, in which case the actions so taken shall be effective as of such date regardless of whether such date is before or after the date on which any or all of the directors executes such consent; provided, however, that each director shall indicate the date on which he executed such consent.

Section 7. Any or all of the members of the Board of Directors, or of any committee designated thereby, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

ARTICLE IX
Voting of Stocks and Securities

Unless otherwise provided by the Board of Directors, the President may vote the shares of stock or other securities of any other corporation which are owned by the Corporation either in person or by consent in writing or may appoint an attorney to vote such shares or securities by proxy.

ARTICLE X
Fiscal Year

The fiscal year of the Corporation shall be determined at the discretion of the Board of Directors, but in the absence of any such determination, the fiscal year shall begin on January 1 of each year and end on December 31 of that same year.

ARTICLE XI
Corporate Seal

The corporate seal of the Corporation shall consist of a circular design with the name of the Corporation inscribed within and around the circumference thereof, and the word "SEAL" across the center thereof

ARTICLE XII
Amendments

Section 1. Except to the extent that any future proposed amendment to the By laws contained herein would be contrary to Virginia law, any of these Bylaws may be altered, amended or repealed by a vote of a majority of the number of directors present at any regular or special meeting of the Board of Directors, or by a majority of the number of shareholders entitled to vote at any annual or special meeting of the shareholders, provided that the proposed alteration, amendment or repeal has been provided to the directors or shareholders in a notice calling a special meeting of the Board of Directors or special meeting of the shareholders, unless such notice is duly waived in the manner prescribed by law. The shareholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the directors.

Section 2. In the event that any of these Bylaws are subsequently altered by act of the General Assembly of Virginia, the remainder hereof which are not affected by such legislation shall remain in full force and effect until and unless altered or repealed in accordance with Section 1 above.

ARTICLE XIII
Construction of Terms

In construing the provisions of these Bylaws, the masculine shall be deemed to include the feminine and neuter, and the singular shall be deemed to include the plural, and vice versa, as may be appropriate under the circumstances.

Certified to be the original of the Bylaws duly adopted by the Board of Directors as of April 5, 2013

Tokie D. Kinser, President